UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2017

Plains All American Pipeline, L.P.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 646-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Class A Securities Purchase Agreement and Class B Securities Purchase Agreement

On January 19, 2017, Plains Pipeline, L.P. (“Purchaser”), a Texas limited partnership and a wholly owned subsidiary of Plains All American Pipeline, L.P. (“PAA”), entered into (1) a definitive securities purchase agreement (the “Class A Agreement”) with COG Operating LLC (“Class A Seller”), a wholly owned subsidiary of Concho Resources Inc. (“Concho”), pursuant to which Purchaser will acquire all of the outstanding Class A Units of Alpha Holding Company, LLC (the “Company”), the indirect owner of the Alpha Crude Connector gathering system located in the Northern Delaware basin, as described in further detail below, and (2) a definitive securities purchase agreement (the “Class B Agreement” and, together with the Class A Agreement, the “Agreements”) with Frontier Midstream Solutions, LLC (“Class B Seller”), pursuant to which Purchaser will acquire all of the outstanding Class B Units of the Company (collectively, the “Acquisition”).  Upon the closing of the Acquisition, Purchaser will own all of the issued and outstanding equity in the Company.  The total consideration for the Acquisition is approximately $1.215 billion in cash (the “Purchase Price”), subject to adjustment based on working capital amounts as of January 1, 2017, and other routine adjustments as provided in more detail in the Class A Agreement. A cash deposit of $40 million was paid to the Class A Seller upon signing of the Class A Agreement, and the balance of the Purchase Price, as allocated between the Class A Seller and the Class B Seller, is payable in cash upon closing. Subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, the Acquisition is expected to close in the first half of 2017.  The transactions contemplated by the Class A Agreement and the Class B Agreement are expected to close contemporaneously. The Agreements include representations, warranties, covenants, indemnities, remedies, termination and other customary provisions for a transaction of this nature.

The Company indirectly owns the FERC regulated crude oil gathering system known as “Alpha Crude Connector” (the “System”) located in Eddy and Lea Counties, New Mexico and Culberson, Loving and Winkler Counties, Texas. The System is comprised of 515 miles of gathering and transmission lines and five market interconnects, including PAA’s Basin Pipeline system at Wink. Following closing, PAA intends to make three additional interconnects to PAA’s existing Northern Delaware Basin system as well as additional enhancements intended to increase the system capacity to approximately 350,000 barrels per day, depending on the level of volume at each delivery point.  The System is supported by acreage dedications covering approximately 315,000 gross acres, the majority of which have 10-year terms, and include a significant acreage dedication from Concho, one of the largest Permian Basin producers. In addition, a large area of mutual interest agreement with Concho spans the area immediately around the gathering system.

ITEM 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On January 24, 2017, PAA issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President

Date: January 24, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 24, 2017.